EXHIBIT 8.1

The following table sets forth our ownership interests in our subsidiaries as of December 31, 2025.

	Country of incorporation	Total stock held (%)
Agrícola Ranquillón SpA	Chile	98.6430
Agrícola San Carlos SpA	Chile	99.9484
Agrícola Santa Emilia SpA	Chile	98.9484
Agrícola Siberia SpA	Chile	98.6430
Altovento SpA	Chile	99.9484
Arauco Argentina S.A.	Argentina	99.9801
Arauco Australia Pty Ltd. (1)	Australia	99.9990
Arauco Bioenergía SpA	Chile	99.9990
Arauco Canada Ltd.	Canada	99.9991
Arauco Celulose do Brasil S.A.	Brazil	99.9990
Arauco Colombia S.A.	Colombia	99.9983
Arauco do Brasil S.A. (2)	Brazil	99.9991
Arauco Empreendimentos Florestais MS Ltda.	Brazil	99.9991
Arauco Europe Cooperatief U.A.	The Netherlands	99.9990
Arauco Industria de México S.A. de C.V.	Mexico	99.9991
Arauco Middle East DMCC (3)	United Arab Emirates	99.9990
Arauco North America, Inc.	U.S.A.	99.9991
Arauco MS Participações S.A.	Brazil	99.9991
Arauco Perú S.A.	Peru	99.9990
Arauco Participações Florestais Ltda.	Brazil	99.9991
Arauco Industria de Paineis S.A.	Brazil	99.9991
Arauco Porto Brasil S.A.	Brazil	99.9981
Arauco Ventures Limited	United Kingdom	99.9990
Arauco Wood (China) Company Limited	China	99.9990
Arauco Wood Limited	United Kingdom	99.9991
Araucomex S.A. de C.V.	Mexico	99.9991
Araucomex Servicios S.A. de C.V.	Mexico	99.9991
Consorcio Protección Fitosanitaria Forestal S.A.	Chile	56.8312
Forestal Arauco S.A.	Chile	99.9484
E2E SpA	Chile	99.9986
Forestal Cholguán S.A.	Chile	98.6430
Inversiones Arauco Internacional Limitada	Chile	99.9990
Investigaciones Forestales Bioforest SpA	Chile	99.9489
Leasing Forestal S.A.	Argentina	99.9801
Lemu Earth SpA	Chile	96.3692
Lemu Global Limited	United Kingdom	96.3692
Lemu Inc.	U.S.A.	96.3692
Maderas Arauco Costa Rica S.A.	Costa Rica	99.9990
Maderas Arauco S.A.	Chile	99.9986
Mahal Empreendimentos e Participações S.A.	Brazil	99.9991
Novo Oeste Gestão de Ativos Florestais S.A.	Brazil	99.9991
Parque Eólico Girasol SpA.	Chile	99.9484
Parque Eólico El Jazmín SpA.	Chile	99.9484
Parque Eólico El Trébol SpA.	Chile	99.9484
Parque Eólico Hortensias SpA.	Chile	99.9484
Parque Eólico Las Calas SpA.	Chile	99.9484
Parque Eólico Las Dalias SpA.	Chile	99.9484
Parque Eólico Las Fresias SpA.	Chile	99.9484
Parque Eólico Lavanda SpA.	Chile	99.9484
Parque Eólico Los Cardos SpA.	Chile	99.9484
Parque Eólico Tulipanes SpA.	Chile	99.9484
Servicios Aéreos Forestales Ltda.	Chile	99.9991
Servicios Logísticos Arauco SpA	Chile	99.9992
Tecverde S.A.	Brazil	91.1131
Woodaffix LLC.	U.S.A.	99.9991

(1)	Company dissolved in February 2026.
(2)	Company dissolved in January 2026.
(3)	Company under ongoing liquidation.